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                                                                    EXHIBIT 10.3


                             THE ENSTAR GROUP, INC.

                           1997 CEO STOCK OPTION PLAN

         This is the 1997 CEO Stock Option Plan of The Enstar Group, Inc., a Georgia corporation (the "Company").

         Section 1. Purpose. The Company is adopting The Enstar Group, Inc. 1997 CEO Stock Option Plan (the "Plan") to secure and retain the services of the chief executive officer ("CEO") of the Company by giving him an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by, and provide an incentive to, the current CEO of the Company, thus facilitating the continued growth and financial success of the Company.

         Section 2. Administration. The Plan shall be interpreted and administered by the compensation committee of the Board of Directors (the "Committee"). The Committee shall have the exclusive authority to interpret the Plan. The decision of the Committee with respect to matters concerning the Plan shall be final, conclusive, and binding on both the Company and the Participants.

         Section 3. Participant. The only Participant (the "Participant") in the Plan shall be Nimrod T. Frazer.

         Section 4. Grant of Options. Subject to approval by the shareholders of the Corporation, the Corporation hereby grants Participant an option ("Option") to acquire 200,000 shares of the Common Stock of the Corporation. The Option is a nonqualified option and is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Section 5. Stock Subject to Options. The Company has authorized and reserved for issuance upon the exercise of Options pursuant to the Plan an aggregate of two hundred thousand (200,000) shares of $.01 par value Common Stock of the Company (the "Shares"). If the Option is cancelled, expires or terminates without the Participant exercising it in full, it shall be cancelled.

         The Company shall adjust the total number of Shares and any outstanding Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Company shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Options any fractional shares that result from a change. The Company shall not adjust outstanding Options for cash dividends or the issuance to optionees of rights to subscribe for additional stock or securities of the Company.

         After any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options, the CEO shall receive at no additional cost upon the exercise of his Option, subject to any required action by shareholders and in lieu of the number of Shares as to which he would otherwise exercise the Option, the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the Participant to receive, if, at the time of the merger, consolidation, or other reorganization, the Participant had been a holder of record of the number of Shares as to which he could exercise the Option. Comparable rights shall accrue to the Participant in the event of successive mergers, consolidations or other reorganizations.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any adjustments may provide for the elimination of any fractional Share which might otherwise become subject to an Option.


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         Section 6.  Terms and Conditions of  Option. The  Option granted pursuant to the Plan shall be evidenced by an agreement in the form and containing the terms and conditions as the Committee or the Board of Directors of the Company from time to time may determine, provided that such agreement shall:

         (a)     state the number of Shares to which it pertains (200,000);

         (b) state the option exercise price, which shall be the fair market value thereof on the initial trading day after the Company's Common Stock is registered;

         (c)     state the terms and conditions for payment;

         (d)     provide that such Option shall vest as follows:

                 (i) The right to purchase 50,000 shares (25% of the shares available under such Option) shall vest on the date of the Company's first annual meeting after the distribution of the Company's Common Stock (subject to approval of the Plan by the shareholders of the Company);

                 (ii) The right to purchase an additional 50,000 shares (25% of the shares available under the Option) shall vest on January 1, 1998; provided the Participant is the CEO of the Company as of such date;

                 (iii) The right to purchase an additional 50,000 shares (25% of the shares available under the Option) shall vest on January 1, 1999; provided the Participant is the CEO of the Company as of such date;

                 (iv) The right to purchase an additional 50,000 shares (25% of the shares available under the Option) shall vest on January 1, 2000; provided the Participant is the CEO of the Company as of such date;

         (e) provide that the Option is not transferable by the Participant other than pursuant to (1) the will of the Participant, or (2) the applicable laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant (except as set forth in Subsection (g) of this Section) provided, however, the Committee may allow transferability in appropriate circumstances;

         (f) provide that the Option shall terminate no later than the earlier of (a) January 1, 2007, or (b) sixty (60) days after the date the Participant ceases to be a CEO of the Company other than by reason of death, mandatory retirement or disability (as defined in Code Section 22(e)(3));

         (g) provide that if a Participant dies while a CEO of the Company, the Option may be exercised (to the extent the Participant would have been entitled to do so) by a legatee or legatees of the Participant under his last will, or by his personal representative or representatives, at any time within one (1) year (or within such lesser period as may be specified in the applicable option agreement) after the Participant's death but in no event may the Option be exercised later than January 1, 2007; and

         (h) provide that the Option may be exercised at any time within three (3) years after the mandatory retirement or disability (within the meaning of Code Section 22(e)(3)) of the Participant, but in no event may the Option be exercised later than January 1, 2007.

         The Company may require the Participant, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply

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with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

         Such Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

         Section 7.  Acceleration, Extension.  The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan vest and may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

         Section 8. Term of Plan. The effective date of the Plan shall be January 20, 1997, subject to subsequent shareholder approval of the Plan.

         Section 9. Exercise of Option by Participant. The Participant shall pay the Company the purchase price of the Shares as set forth in the Agreement, which may provide that payment will be made (a) in cash, (b) by delivery to the Company of Shares that have been owned by the holder for at least six (6) months prior to the date of exercise, such Shares being credited at their fair market value, as determined by the Committee in its sole discretion, (c) by receipt of the exercise price in cash from a broker, dealer, or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Participant to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer, or other creditor of that number of Shares with respect to which the Option is exercised, or (d) in any other form or manner as is acceptable to the Company.

         Until the Participant receives stock certificates from the Company that reflect the Shares accruing to the Participant upon the exercise of the Option, the Participant shall have no rights as a shareholder with respect to the Shares the Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the date of that stock certificate, except as the Plan otherwise provides.

         Section 10. Withholding Taxes. Whenever the Company proposes or is required to issue Shares to an optionee who is or was an employee of the Company, or his legatee or legal representative under the Plan, the Company shall have the right to require the recipient to remit in cash to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

         Section 11. Assignability. Except as Section 5(e) of the Plan permits, no Option or any of the rights and privileges thereof accruing to Participant shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option, right or privilege shall be subject to execution, attachment or similar process.

         Section 12. No Right to Continue as a CEO. No provision in the Plan or any Option shall confer upon Participant any right to continue as a
 CEO of the Company.

         Section 13. Amendment and Termination. The Board of Directors (or the Committee) at any time may amend or terminate the Plan, provided, however, that any material amendment hereto shall be subject to shareholder approval.





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         Section 14.  Choice of Law.  The laws of the State of Georgia shall govern the Plan.

         Section 15. Approval of Stockholders. The Company shall submit the Plan to its shareholders for approval within twelve (12) months of the adoption of the Plan by the Board of Directors; failure to receive their approval shall render all outstanding Options under the Plan immediately void and of no effect.








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